EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

of Hartman Short Term Income Properties XX, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form     S-11 of our report dated April 12, 2012 relating to the consolidated financial statements of Hartman Short Term Income Properties XX, Inc. as of and for the year ended December 31, 2011, and to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ WEAVER AND TIDWELL, L.L.P.

Houston, Texas

December 7, 2012